Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)
Gossamer Bio, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2019 Incentive Award Plan	Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and 457(h)	11,400,000(2)	$1.158	$13,201,200.00	$153.10 per million dollars	$2,021.10
2019 Employee Stock Purchase Plan	Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and 457(h)	6,147,707 (3)	$1.158	$7,119,044.71	$153.10 per million dollars	$1,089.93
	Total Offering Amounts					$20,320,244.71		$3,111.03
	Total Fee Offsets(5)							$—
	Net Fee Due							$3,111.03

(1)In accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Registrant’s 2019 Incentive Award Plan (the “2019 Plan”) and 2019 Employee Stock Purchase Plan (the “ESPP”), and together with the 2019 Plan, the “Plans”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.
(2)Consists of 11,400,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Shares”) that may become issuable under the 2019 Plan pursuant to the evergreen provisions of the 2019 Plan.
(3)Consists of 6,147,707 shares of the Registrant’s common stock, par value $0.0001 per share that may become issuable under the ESPP Plan pursuant to the evergreen provisions of the ESPP Plan.
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on March 10, 2025, which is within five business days prior to filing the registration statement.
(5)The Registrant does not have any fee offsets.